UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                 FORM 8-K



                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


   Date of Report (Date of earliest event reported):      March 20, 2000
                                                         ---------------


                                SFC New Holdings, Inc.
                            ------------------------------
          (Exact name of registrant as specified in its charter)



State of Delaware                   33-383063                       52-2173533
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(State or other jurisdiction      (Commission  File No.)      (I.R.S. Employer
of incorporation or organization)                           Identification No.)


       520 Lake Cook Road, Suite 550, Deerfield, IL            60015
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(Address of principal  executive offices)                     (Zip Code)


  Registrant's telephone number, including area code      (847) 405-5300
                                                           -------------




ITEM 2.    DISPOSITION OF ASSETS

SFC New Holdings, Inc. ("The Company") announced today it has completed the previously announced sale of its Metz
Baking Co. subsidiary to The Earthgrains Company (NYSE -
EGR) for $625 million.

The Company indicated it would use a majority of the sale proceeds to reduce debt. Specifically, the Company said it will immediately repay its term loan, revolving credit facility and accounts receivable facility and will use a portion of the remaining proceeds to reduce additional debt.

The Company will file the required pro-forma financial information and exhibits with its 1999 Annual Report on Form
10-K.

Metz Baking Company, based in Deerfield, Illinois, was founded in 1922 by the Metz family in Sioux City, Iowa, and was acquired by Specialty Foods in 1993.

SFC New Holdings, Inc. is a leading producer, marketer and distributor of retail baked goods. The Company's baking operations include the nation's third largest cookie business (Mother's Cake & Cookies Company and Archway
Cookies) and Andre-Boudin Bakeries, which operates a chain of bakery cafes in California and Chicago and has been San
Francisco's leading producer of premium, traditional sourdough bread since 1849.


ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

   Exhibit No.
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   99.1*     Press release dated March 20, 2000.


                         SIGNATURES

   Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                    SFC NEW HOLDINGS, INC
                      --------------------
                            (Registrant)



Date:   March 20, 2000                          By:  /s/ Robert L. Fishbune
                                                      ---------------------
                                                      Robert L. Fishbune
                                                      Vice President and
                                                        Chief Financial Officer

______________

*  Filed herewith.